Exhibit 99.4

The Board of Directors

WestRock Company

1000 Abernathy Road NE,

Atlanta, Georgia 30328

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 9, 2023, to the Board of Directors of WestRock Company (“WestRock”) as Annex C to, and reference thereto under the headings “Summary— Opinions of WestRock’s Financial Advisors” and “The Combination—Opinions of WestRock’s Financial Advisors” in, the proxy statement/prospectus relating to the proposed transaction involving WestRock and Smurfit Kappa Group plc, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Smurfit WestRock Limited (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRÈRES & CO LLC

By:	/s/ Donald N. Fawcett
Donald N. Fawcett
Managing Director

March 22, 2024